UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2024

SAFE AND GREEN DEVELOPMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41581	87-1375590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

990 Biscayne Blvd

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 904-496-0027

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	SGD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On May 7, 2024, Safe and Green Development Corporation (the “Company”) entered into an Asset Purchase Agreement (the “APA”) with Dr. Axely Congress (the “Seller”) to purchase all of the assets related to the A.I technology known as My Virtual Online Intelligent Assistant (“MyVONIA”). MyVONIA, an advanced artificial intelligence (AI) assistant, utilizes machine learning and natural language processing algorithms to provide users with human-like conversational interactions, tailored to their specific needs. MyVONIA does not require an app, or website but is accessible to subscribers via text messaging. The purchase price for MyVONIA is up to 500,000 shares of the Company’s common stock, par value $0.001. Of such shares, 200,000 shares of common stock will be issued at closing, with an additional 300,000 shares of common stock issuable upon the achievement of certain benchmarks. The APA contains customary closing conditions and Dr. Congress has agreed to a non-compete. Dr. Congress will also enter into a consulting agreement with the Company at closing to continue to develop MyVONIA and provide such other services as are required pursuant thereto. Closing is expected during the second quarter of 2024.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. Based in part upon the representations of the Seller in connection with the APA, the shares of the Company’s common stock to be issued under the APA will be sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The shares of common stock have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements. The sale of the securities will not involve a public offering and will be made without general solicitation or general advertising. The Seller represented that he is an accredited investor, as such term is defined in Rule 501 (a) of  Regulation D  under the  Securities Act, and that he is acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of the securities in violation of the U.S. federal securities laws.

Item 7.01. Regulation FD Disclosure

On May 7, 2024, the Company issued a press release regarding the entry into the APA. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended and shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

The Company currently intends to hold its first Annual Meeting of Stockholders (the “Annual Meeting”) on July 2, 2024, at a time and location determined and to be specified in the Company’s upcoming definitive proxy statement related to the Annual Meeting.

Under the rules of the U.S. Securities and Exchange Commission, the Company has set May 23, 2024 as the deadline for submitting a stockholder proposal for inclusion in the Company’s proxy materials for the Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended. The Company has determined this to be a reasonable time prior to the printing and mailing of our definitive proxy statement for the Annual Meeting. Accordingly, in order for a stockholder proposal to be considered for inclusion in the Company’s proxy materials for the Annual Meeting, the proposal must be received by the Secretary of the Company at the Company’s principal executive offices at 990 Biscayne Blvd, #501, Office 12, Miami, FL 33132 no later than the close of business on such date, and comply with the procedures and requirements set forth in Rule 14a-8. The Company reserves the right to reject or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

In accordance with the advance notice requirements contained in the Amended and Restated Bylaws (“Bylaws”) of the Company, for director nominations or other business to be brought before the Annual Meeting by a stockholder, other than Rule 14a-8 proposals described above, written notice to the Secretary of the Company must be delivered to the Company’s principal executive offices at 990 Biscayne Blvd, #501, Office 12, Miami, FL 33132 no later than the close of business on May 23, 2024, which is the 10th calendar day following the date hereof. Such stockholder notice must contain the information required by our Bylaws (including the information required by Rule 14a-19, if applicable) and comply with the other procedures and requirements set forth in our Bylaws and will not be effective otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

99.1	Press Release of Safe and Green Development Corporation, dated May 7, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safe and Green Development Corporation
Dated: May 13, 2024
	By:	/s/ Nicolai Brune
	Name:	Nicolai Brune
	Title:	Chief Financial Officer

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